UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2008
POPULAR, INC.
(Exact name of registrant as specified in its charter)

PUERTO RICO	000-13818	66-0667416

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		Number)

209 MUNOZ RIVERA
AVENUE
HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip code)
(787) 765-9800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 5, 2008, Popular, Inc. (“Popular”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”) pursuant to which Treasury invested $935 million in preferred stock of Popular under Treasury’s TARP Capital Purchase Program. The transaction closed on December 5, 2008.
     Under the Agreement, Popular agreed to issue and sell to Treasury, (1) 935,000 shares of Popular’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, $1,000 liquidation preference per share (the “Series C Preferred Stock”), and (2) a warrant to purchase 20,932,836, shares of Popular’s common stock at an exercise price of $6.70 per share. The exercise price of the warrant was determined based upon the average of the closing prices of Popular’s common stock during the 20-trading day period ended November 12, 2008, the last trading day prior to the date Popular’s application to participate in the program was preliminarily approved. The Purchase Agreement is being filed as Exhibit 10.1 to this Form 8-K.
     The preferred shares qualify as Tier 1 regulatory capital and pay cumulative dividends quarterly at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The preferred shares are non-voting, other than class voting rights on certain matters that could adversely affect the preferred shares. If dividends on the preferred shares have not been paid for an aggregate of six quarterly divided periods or more, whether consecutive or not, Popular’s authorized number of directors will be automatically increased by two and the holders of the preferred stock, voting together with holders of any then outstanding voting parity stock will have the right to elect those directors at Popular’s next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. These preferred share directors will be elected annually and serve until all accrued and unpaid dividends on the preferred shares have been paid.
     The preferred shares may be redeemed by Popular at par after December 5, 2011. Prior to that date, the preferred shares may only be redeemed by Popular at par in an amount up to the cash proceeds received by Popular (minimum $233.75 million) from qualifying equity offerings of any Tier 1 perpetual preferred or common stock. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System. Until December 5, 2011, or such earlier time as all preferred shares have been redeemed or transferred by Treasury, Popular will not, without Treasury’s consent, be able to increase its dividend rate per share of common stock or repurchase its common stock.
     In connection with the issuance of the preferred shares, on December 4 , 2008, Popular filed a certificate of designations (the “Certificate of Designations”) with the Puerto Rico Department of State for the purpose of amending its certificate of incorporation to designate the Series C Preferred Stock and to specify the preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the Series C Preferred Stock, including the relevant provisions described above. A copy of the Certificate of Designations is being filed as Exhibit 3.1 to this Form 8-K.
     The warrant is immediately exercisable and has a 10-year term. The exercise price and number of shares subject to the warrant are both subject to anti-dilution adjustments. Treasury may not exercise voting power with respect to shares of common stock issued upon exercise of the warrant. If Popular receives aggregate gross cash proceeds of not less than $935 million from one or more qualifying equity offerings of Tier 1-eligible perpetual preferred or common stock on or prior to December 31, 2009, the number of shares of common stock underlying the warrant then held by Treasury will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the warrant. The preferred shares and the warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Popular will file a shelf registration statement covering the preferred shares, the warrant and the common stock underlying the warrant. Treasury and other future holders of the preferred shares, the warrant or the common stock issued pursuant to the warrant also have piggyback and demand registration rights with respect to the securities. Neither the preferred shares nor the warrant nor the shares issuable upon exercise of the warrant are subject to any contractual restriction on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the warrant shares prior to December 31, 2009 unless Popular has received gross proceeds from qualified equity offerings that are at least equal to the $935 million initially received from Treasury. A copy of the warrant is being filed as Exhibit 4.1 to this Form 8-K.

     Under the terms of the Purchase Agreement, on November 25, 2008, Popular amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements, severance and employment agreements, to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stability Act of 2008 and applicable guidance or regulations issued by the Secretary of the Treasury on or prior to December 5 , 2008. For so long as Treasury holds any Popular securities acquired under the Purchase Agreement or the warrant, Popular must maintain compliance with these requirements. In the case of Popular, the applicable executive compensation requirements apply to the compensation of its chief executive officer, chief financial officer and the five other most highly compensated executive officers.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 3.02.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 5.02.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 5.03.
Item 9.01. Financials Statements and Exhibits.
(d) Exhibits
3.1	Certificate of Designations, dated December 4, 2008.

4.1	Warrant dated December 5, 2008 to purchase shares of Common Stock of Popular, Inc.

10.1	Purchase Agreement dated as of December 5, 2008 between Popular, Inc. and the United States Department of the Treasury.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date: December 8, 2008	By:	/s/ Ileana Gonzalez
Ileana Gonzalez
Senior Vice President and Comptroller